Exhibit 3.4

Number: 2900
Year: 2013

NOTARIZATION OF CERTIFICATES OF INCORPORATION: CONVERSION OF
THE LIMITED LIABILITY COMPANY CALLED
"DAMPIERRE HOLDINGS SPAIN, S.A.U.

into a Stock Corporation. Madrid, August 8, 2013

NUMBER: TWO THOUSAND NINE HUNDRED.

NOTARIZATION OF CERTIFICATE OF INCORPORATION: CONVERSION FROM LIMITED LIABILITY COMPANY INTO STOCK CORPORATION.

In Madrid, on this eighth day of August of two thousand and thirteen. Before me, FRANCISCO JAVIER PIERA RODRÍGUEZ, Notary Public of the Madrid Bar Association, with residence in Madrid,

APPEARS:

MR. GUILLERMO ROCAFORT PÉREZ, lawyer, of age, married, of Spanish nationality, residing in Madrid, Calle Ayala No. 66 and with ID number 0830665-C. I attest to the personal information given in the statements.

ACTING:

For and on behalf of, and in his capacity as non-Director Vice Secretary of the Board of Directors of the trading Company, "DAMPIERRE HOLDINGS SPAIN, S.L.U." (the "Company") with tax identification number C.I.F. B-83643551, based in Madrid, Calle Ayala No. 66, first floor left; incorporated for an indefinite period through notarial instrument authorized by the Notary of Madrid Mr. Pablo Duran de la Colina on May 6, 2003, with Notary record number 1502 registered in the Company Registry of Madrid in Volume 18910, Book 0, Folio 54, Section 8, Page M-330037, Registration 1, and moved its address to the current residence by instrument authorized by the Notary of Madrid Mr. Francisco Javier Piera Rodríguez, on October 31, 2007, with Notary record number 1957, which caused the registration 5, on the sheet opened in the name of the Company in the Companies Registry.

Corporate Purpose.- The constitution, participation in -either by itself or indirectly- the management and control of other companies and corporations. His appointment, for an indefinite period, is according to resolutions of the Board of Directors, adopted at the meeting held on July 15, 2013, and notarized through instrument executed by the Notary of Madrid Mr. Francisco Javier Piera Rodriguez, on July 19, 2013, with Notary record number 2656, pending registration in the Companies Registry of Madrid, omission of which I hereby attest.

Act No. 10/2010, of April 28: The Company hereby represented by an act authorized by Mr. Francisco Javier Piera Rodriguez on July 19, 2013, with Notary record number 2657, has complied with the provisions of Article 4 of Act No. 10/2010, of April 28, of Prevention of Money Laundering and Financing of Terrorism, stating that, as of today, the situation stated thereby has remained unchanged.

And it is specially authorized for this execution by the Sole Shareholder of the Company, "MASSENA PORT, S.A." (the "Sole Shareholder"), by virtue of the decisions made on July 29, 2013, pursuant to the certification issued by Mr. Guillermo Rocafort Pérez, Vice Secretary of the Board of Directors of the Company, with the approval of the Chairman, Mr. Leonard James Hoskinson, which he delivers to me and I attach to this original deed, whose signatures I legalize as they match the ones appearing on their identification documents.

He declares that he is holding office, and that his powers have not been revoked, suspended or limited.

I verify his identity through his personal documents and say that, in my opinion and in relation hereto, he has the legal capacity to execute this notarized certificate of incorporation, and that he is authorized to perform this act pursuant to Article 108 of the Companies Registry Regulations.

HE HEREBY STATES AND EXECUTES:

I.- That he notarizes the decisions contained in the certification incorporated to this instrument relating to the decisions made by the Sole Shareholder of the Company, "MASSENA PORT S.A.", dated July 29, 2013, which, inter alia, approved the conversion of the Company into a Corporation and, therefore, the allocation of shares and the approval of the revised bylaws.

Such agreements are deemed to have been reproduced in full herein as may be required to avoid unnecessary repetition.

II.- The appearing party delivers to me and I attach to this original deed, the report dated July 26, 2013 prepared and approved by the Board of Directors, on the proposal for conversion of the Company "DAMPIERRE HOLDINGS SPAIN, S.L.U." into a corporation, signed by all members.

III.- The limited company called "DAMPIERRE HOLDINGS SPAIN, S.L.U." is hereby converted into a stock corporation, operating under the name of "DAMPIERRE HOLDINGS SPAIN, S.A.U." and shall be governed by the bylaws being approved, which are attached hereto; the Sole Shareholder subscribing the corresponding shares according to the value and number of his existing Membership interest, i.e., a total of two hundred and forty thousand (240,000) ordinary shares numbered 1 to 240,000, inclusive, of fifty Euros (€ 50.-) par value each.

IV.- The appearing party delivers to me to be attached hereto the conversion balance sheet ended March 31, 2013 (the "Conversion Balance Sheet"), that is, six (6) months prior to the date on which the agreement was adopted by the Sole Shareholder. The Conversion Balance Sheet has not been verified by the auditor as the Company is not required to have their accounts audited. The aforementioned Conversion Balance Sheet has been verified by the firm Horwath Auditores España, S.L.P., independent expert appointed by the Companies Registrar of Madrid, Mr. José María Rodríguez Barrocal, dated June 26, 2013, who issued the corresponding report on July 25, 2013, which is given to me by the appearing party and is attached hereto, the conclusion of which being that the non-cash equity of the Company amounts to the values stated in the Conversion Balance Sheet. The Conversion Balance Sheet is signed by the Chairman of the Board of Directors of the Company, Mr. Leonard James Hoskinson and the Vice Secretary of the Board of Directors of the Company Mr. Guillermo Rocafort Pérez, whose signatures I hereby certify.-

V.- Messrs Leonard James Hoskinson, Álvaro Daniel Lecueder Cardeillac and Ms. Belén Garrigues Calderón are re elected as members of the Board of Directors of the Company for a period of six (6) years; their identification data is already entered in the Companies Registry and they have accepted their position through a letter dated July 29, 2013 sent to the Company.

VI.- The appearing party states:

(i). That this being a single-member company, no partner has exercised the right of withdrawal.

(ii). That all shares have been allocated to the Sole Shareholder in the proportion of one share for each participation, with the details and as per the notarized certificate, which is deemed to have been reproduced in full herein as may be required.

(iii). That in accordance with the provisions of Article 14.2 of the Structural Modifications Act, notice of the decisions made by the Sole Shareholder has been served in writing to all creditors of the Company, on July 31, and August 1, 2013, with proof of receipt.

VII.- Conversion costs.- The appearing party estimates the Company conversion costs to be seven thousand Euros (€ 7,000.-).

VIII.- The appearing party, as acting herein, accepts this instrument, and releases me, the Notary, from referring to the Companies Registry -by any means- the essential circumstances for granting this instrument for the corresponding presentation entry.

PROTECTION OF PERSONAL INFORMATION

The parties involved accept the inclusion of their data and a copy of their identity documents in the files of the Notary Office in order to perform the regular notarial duties and carry out all data communications provided for in the Public Administration Act and, if appropriate, to the notary succeeding the one in office. The parties can exercise their rights of access, rectification, cancellation and opposition at the Notary Office. In the event that data of persons other than the parties involved is included, they should have informed such persons, in advance, of the contents of this paragraph.

GRANT AND AUTHORIZATION.

So it was hereby granted by the appearing party. I hereby give the appearing parties the warnings required by law, and particularly for tax purposes I warn about the tax obligations and responsibilities incumbent upon the parties in their material, formal and penalizing aspect, and the consequences of any kind that would result from the inaccuracy of their statements. I read the document to the appearing party, on his election, after waiving his right to do so for himself, and informed of its contents, he ratifies and signs with me. I, the Notary, hereby attest that i have identified the executing party through his identity document, that consent has been freely given, that the grant is legally valid and conforms to the duly expressed will of the executing party, and the total content of this public instrument, which is issued in five numbered pages of stamped paper for exclusive use in notarial instruments, this present one and the previous four in order, all from the same series.

The signature of the appearing party follows. Initialed and signed: Francisco Javier Piera Rodríguez, stamped and sealed.

ATTACHED DOCUMENTS.

Mr. Guillermo Rocafort Pérez, non-Director Vice Secretary of the Board of Directors of the trading Company Dampierre Holdings Spain, S.L.U., residing in Madrid, Calle Ayala 66, Io izq., and provided with Tax identification number CIF B-83643551.

I HEREBY CERTIFY: that on July 29, 2013, in Madrid, the Sole Shareholder of the Company, Massena Port, S.A., duly represented, exercising the powers of the General Meeting in accordance with Article 15 of the Capital Companies Act, made the decisions contained in the minutes, which reads as follows:

Minutes Book Record
of the Sole Shareholder´s Decisions of the Company
Dampierre Holdings Spain, S.L.U.

In Madrid, July 29, 2013.

The Sole Shareholder, duly represented, decides to exercise the powers of the General Meeting of the Company, pursuant to Article 15 of the Capital Companies Act, and make the following

Decisions

First.- Approval of the conversion of the Company into a Stock Corporation.

To approve the conversion of the corporate form of the Company, from a limited liability company into a stock corporation. Consequently, the term "S.L." is replaced  by "S.A." in its corporate name, to be renamed "Dampierre Holdings Spain, S.A.U." (the "Conversion").

As provided in Article 3 of the Structural Modifications Act ("LME"), the Company will retain its corporate existence.

Being a single-member company, there is no provision for the shareholders to have access to the information described in Article 9.1 LME. However, it is noted that the members of the Board of Directors have developed, endorsed and approved a report containing an explanation of the legal and economic aspects of the conversion, which has been made available to the Sole Shareholder and which is attached hereto as Exhibit I.

Following the Conversion Agreement, constituent Membership interests of the Company will be converted into registered shares, this fact being registered in the Register of Members of the Company, which shall be renamed into Register of Registered Shares.

Second.- Approval of the Conversion Balance Sheet.

For the purposes of the dispositions of Article 10.2 of the LME, it was agreed to approve the Company balance sheet presented for the Conversion closed as of March 31, 2013 (the "Conversion Balance Sheet"). This Conversion Balance Sheet has not been verified by the auditor as the Company is not required to have their accounts audited.

The aforementioned Balance of Conversion has been verified by the firm Horwath Auditores España, S.L.P., independent expert appointed by the Commercial Registrar of Madrid, Mr. José María Rodríguez Barrocal, dated June 26, 2013, who accepted the commission on the same day and issued the corresponding report on July 25, 2013, whose conclusion is that the non-cash equity of the Company is the one that emerges from the Balance of Conversion. This report will be incorporated into the notarial instrument required for registration in the Companies Registry of these agreements.

It is expressly stated that no significant changes to the Company equity have occurred after the closing of the Conversion balance Sheet. The Balance of Conversion is attached hereto as Exhibit II.

Third.- Allocation of Shares.

Since the capital stock is not affected at all, and no alteration is made in the Sole Shareholder's stock shares, it is agreed to allocate the corresponding shares to the Sole Shareholder in proportion to the par value of the shares owned by him in the proportion of one share for every share owned, keeping all the same numbering the corresponding stock shares had.

The Sole Shareholder information is as follows: Massena Port S.A. Uruguayan Company, established in Montevideo (Uruguay), 1248 Luis Alberto de Herrera Street, Office 1402, registered in the Taxpayer Registry under number 2148479910016, and in the Directorate General of Records under number 6556 on September 18, 2003, and provided with a Spanish Tax identification number N-5241526-B.

As provided in Article 220.1 of the Companies Registry Regulations, it is expressly stated that the social net worth covers the capital stock, which is fully paid and suffers no variation.

Fourth.- Approval of the Revised Bylaws.

The adoption of the text of the bylaws governing the Company was agreed, as well as, in particular, any modifications resulting from the document and not expressly mentioned in previous agreements. The full text of those laws is attached as Exhibit III to this record.

In this regard, it is expressly stated that no changes will be made as to the corporate purpose, the amount of capital stock, the duration, nationality, registered office or the name of the Company (except that, as a result of the Conversion, the expression "S.L." will be replaced by "S.A." at the end thereto).

Fifth.- Re-election of the Members of the Board of Directors.

It is stated that the composition of the governing body also remains unchanged, so that the Company will continue to be governed by the Board of Directors system.

In this regard, the re-election of Mr. Leonard James Hoskinson, Mr. Álvaro Daniel Lecueder Cardeillac and Ms. Belén Garrigues Calderón as Board Members, the details of whom are registered with the Companies Registry of Madrid, is agreed for a period of six (6) years.

Mr. Leonard James Hoskinson, Mr. Álvaro Daniel Lecueder Cardeillac and Ms. Belén Garrigues Calderón shall accept their reelection by letter.

Sixth.- Publication of the Conversion Agreement.

It is stated that notice of the Conversion Agreement will be served to creditors of the Company, as per Article 14 of the LME.
In this regard, for the purposes of the provisions of Article 14 of the LME, the Sole Shareholder is hereby served with notice of the approval of the Conversion, in his dual capacity as a shareholder and creditor of the Company.

Also, for the purposes of Article 14 of the LME, it is stated that there are no holders of special rights other than Membership interests, so that the opposition period of one (1) month provided for in Article 16.1 of the LME does not apply.

Seventh.- Delegation of Powers.

All the members of the Board of Directors of the Company, as well as Non-Director Vice Secretary, Mr. Rocafort Guillermo Pérez, are hereby authorized so that any of them, indistinctly, in the name and on behalf of the Company, can:

(a)
publish the Conversion Agreement in accordance with the provisions of Article 14.1 of the LME, once in the "Official Gazette of the Companies Registry" and in one of the major newspapers in Madrid, or, if deemed more appropriate, recourse to individual written communication system provided for in Article 14.2 of the LME.

(b)
appear before a notary of their choice in order to grant the instrument whereby the Company is converted into a corporation, with the covenants and declarations deemed necessary, and even being able to: (i) clarify or rectify any of the contents specified herein, (ii) grant complementary, clarification or correction documents and instruments, that might be necessary to obtain the registration of the foregoing agreements with the Companies Registry, or (iii) request the Companies Registrar, where appropriate, the partial registration of the adopted agreements, if he failed to accept the registration in its entirety.

In witness whereof, this instrument is executed with the signature of the legal representative of the Sole Shareholder.

[Signature of the legal representative of the Sole Shareholder]

Exhibit I

Board of Directors Report

Directors' Report on the Conversion of the Company Dampierre Holdings
Spain, S.L.U. into a Stock Corporation

In Madrid, July 6, 2013.

1.        Introduction

Pursuant to the provisions of Article 9 of Act No. 3/2009, of April 3, on Structural Modifications to Trading Companies ("LME", Ley de Modificaciones Estructurales), all members of the Board currently registered in such position of Dampierre Holdings Spain, S.L.U. (the "Company"), that is, Messrs Leonard James Hoskinson, Alvaro Daniel Lecueder Cardeillac and Ms. Belén Garrigues Calderón drafted, signed and approved this report on the proposed conversion of the Company into a stock corporation (the "Conversion").

Then, pursuant to Article 9.1.1 of the LME, the Board of Directors of the Company proceeds to explain and justify in detail the legal and economic aspects of the Conversion.

2.           Legal Aspects of the Conversion

2.1           Conversion Procedure

2.1.1.           General. The Conversion, as well as all paperwork and steps necessary for implementation, will be carried out in accordance with Business law, as embodied in the LME, rules for governing, as applicable, the conversion of a limited liability company ("S.L.") into a stock corporation ("S.A."), as established in its Chapter I of Title I, as well as in the provisions of the Companies Registry Regulations and other existing provisions that may apply.

2.1.2.           Object of the Conversion. The structural modification described herein consists in the conversion of the Company into a Stock corporation pursuant to Article 4 of the LME, without the Company losing its legal capacity as per the provisions of Article 3 of the LME; so therefore, and without prejudice to any subsequent statutory changes herein, no changes will be made to the corporate purpose, the amount of capital stock, the duration, nationality, registered office or the name of the Company (except that as a result of the Conversion, the expression "S.L." shall be replaced  with "S.A." at the end thereto).

2.1.3. Decision of the Sole Shareholder of the Company. The conversion proposal described herein will be submitted to the Sole Shareholder of the Company, Corydon International, S.A. (the "Sole Shareholder"), for approval, if applicable.

For the correct execution of the Conversion, the Sole Shareholder of the Company shall make the following decisions:

I.           Approval of the conversion of the Company into a Stock Corporation

The Sole Shareholder, shall, where appropriate, make the decision to convert the company Dampierre Holdings Spain, S.L.U. into the also commercial, but under a different form, Dampierre Holdings Spain, S.A.U., that is, from a limited liability company into a stock corporation. The Company shall, pursuant to Article 3 of the LME, retain its legal capacity. Consequently, and without prejudice to any subsequent statutory changes herein, no changes will be made in the corporate purpose, the amount of capital stock, the duration, nationality, registered office or the name of the Company (except that as a result of the Conversion, the term "S.L." will be changed to "S.A." at the end thereto).

If the Conversion is approved, the capital stock of the Company will be represented by nominative shares, which shall be recorded in the Registered Shares Registry Book, which will replace the current Company Members Registry Book.

It is expressly stated that the governing body structure of the Company shall not be modified, so it will continue to consist of a Board of Directors made up of three (3) members. Directors will be reelected, when applicable, by the Sole Shareholder, for a period of six (6) years. Since no changes are introduced neither to the members of the Board of  Directors nor to their number as a result of the conversion, there is no impact of gender in the Board of Directors.

Also, it is expressly stated that there is no bearing on the social responsibility of the Company by reason of the Conversion.

II.           Approval of the Conversion Balance Sheet.

The Company will use as the balance of conversion a balance closed on March 31, 2013 (the "Balance of Conversion"), that is, within six (6) months prior to the date for the decision by the Sole Shareholder in accordance with the provisions of Article 9.1.2 LME. Such Balance of Conversion has not been verified by the auditor as the Company is not required to have their accounts audited.

It is likewise certified that, as provided in Articles 18 LME and 221.1.d) of the Business Registry Regulations, it has been requested to the Commercial Registry the appointment of an independent expert to carry out the valuation of the non-cash equity included in the Balance of Conversion of the Company. As of June 26, 2013 the Companies Registrar of Madrid, Mr. José María Rodríguez Barrocal, appointed Horwath Auditores España, S.L.P., which accepted the commission the same day and issued the corresponding report on July 25, 2013. The independent expert's report will be incorporated into the instrument to be executed in the event that the Sole Shareholder of the Company approves the Conversion.

The Balance of Conversion will be submitted for approval by the Sole Shareholder of the Company.

III.           Allocation of Shares

Since the capital stock was not affected at all, apart from the conversion of the stock shares to registered shares, and not altering the Sole Shareholder's stock shares, the Sole Shareholder shall be allocated the same number of shares with the same numbering and par value as those currently held by the Company (that is, he will be allocated, with the same numbering, one new share for each old share, all of the same class and series.

IV.           Approval of the revised bylaws.

If the Conversion is approved, the Sole Shareholder shall approve the revised bylaws attached hereto as Exhibit I, which includes the amendments necessary to adapt the content of the bylaws to the current wording of the Capital Companies Act ("LSC", Ley de Sociedades de Capital), regarding stock corporations. The dispositions of the revised bylaws shall rule the rights and duties of the Sole Shareholder and the shares representing the entire share capital of the Company.

2.1.4.           Announcements and opposition right. Once the Conversion Agreement is adopted, if applicable, notice thereof will be served to creditors of the Company, as per Article 14 of the LME. It is expressly stated that there are no holders of special rights other than Membership interests, so that the opposition period of one (1) month provided for in Article 16.1 of the LME does not apply.

3.	Economic Aspects of the Conversion

The proposed Conversion is devised primarily to facilitate the Company's access to financing, given the limitations on the granting of loans and guarantees for limited liability companies and their Members and Directors under Article 162 of the LSC.

4.                 Implications of Conversion for the Sole Shareholder

Since the capital stock is not affected at all, the Sole Shareholder' interest therein is not altered, the implications of the conversion of the social form for the shareholder are, in principle, none.

It should be noted, however, that the new social form is characterized by being subject to more stringent and costly formal requirements than those that are applicable to limited liability companies.

Based on the foregoing and in compliance with the provisions of Article 9.1 of the LME, the directors of the Company subscribed, to the corresponding legal purposes, this report on the Conversion, on July 26, 2013.

[Signed]
Mr. Leonard James Hoskinson

Exhibit I

Revised Bylaws.

BYLAWS OF
DAMPIERRE HOLDINGS SPAIN,
S.A.U.

CHAPTER I

GENERAL PROVISIONS

Article 1.- The Company is called:

DAMPIERRE HOLDINGS SPAIN, S.A.U.

Article 2.- The purpose of the Company shall be:

-	the constitution, participation in either by itself or indirectly in the management and control of other companies and corporations;

-
the acquisition, sale, possession and operation of real estate; vehicles of all types, time and place; machines of all kinds; paintings of all types and periods; sculptures of all types and periods; pottery for any application and use; minerals of all types and value, intellectual works of all kinds, such as literature, science, audiovisual, music, translations, software and photographs; values in general excluding activities that as per special legislation and basically pursuant to the Securities Exchange Act pertain exclusively to other entities;

-	the negotiation and exploitation of patents, trademarks, licenses, know-how and intellectual property rights;

-
the intermediation in trade, business and real estate activities, not reserved by law to certain professional entities; and rendering services incidental to the activity described. These activities may be performed by the Company wholly or partly, indirectly, through the ownership of shares or equity participations in companies with similar or identical purpose.

Article 3.- All those activities for which the law requires special conditions and are not met by this Company are excluded from the corporate purpose. In the event legal provisions require for the exercise of any activities within the corporate purpose any professional qualifications or administrative authorizations, or registration in Public Registries, such activities shall be carried out by individuals who hold such professional qualifications and, if applicable, they shall not be commenced until all administrative requirements are met.

Article 4.-The duration of the Company is indefinite and starts its operations on the day of the execution of the certificate of incorporation.

Article 5.- The closing date of the fiscal year shall be December 31 of each year.

Article 6.- The registered office of the Company is established at Calle Ayala 66, Madrid. By resolution of the Board of Director, the registered office may be moved within the same municipality where it is established, as well as branches, agencies and offices may be established, moved, or closed down as the development of the corporate activity may require.

Article 7.- The capital stock of the Company is TWELVE MILLION EUROS (€ 12.000.000.-), fully subscribed and paid and is represented by TWO HUNDRED FORTY THOUSAND (240,000) shares of registered ordinary  shares, with a par value of FIFTY EUROS (€ 50.-) each, numbered consecutively from 1 to 240,000, inclusive, all them in the same class and series. Shares shall be represented by certificates, which may be single or multiple, and shall contain all the particulars specified as the minimum required by the Capital Companies Act (the "Act").

CHAPTER II

RULES GOVERNING SHARES

Article 8.- TRANSFER OF SHARES
The provisions of this Article shall apply to all transfers of shares or preferential rights to subscribe shares that, in capital stock increases, correspond to the shareholders in accordance with the provisions of the Act (rights to be exercised within the time set forth therein) and in general, to the transfer of other rights that grant or may grant to the person vested therewith, the right to vote at the Annual General Meeting of the Company. The different scenarios will be referred to generically in the context of this Article as "transfer of shares".

a)           Transfers not subject to restriction

Transfers resulting from acts inter vivos or mortis causa, whether they be for consideration or for free, between shareholders, as well as transfers in favor of the shareholder spouse, ascendants of descendants or in favor of corporations belonging to the same group transferring the shares, as defined in Article 18 of the Law will be free of restrictions.

b)           Transfer of Shares by Acts inter vivos. Right of first refusal

For all transfers of shares made through acts inter vivos both for consideration or for free, that not expressly excluded under the provisions of paragraph a) above, shareholders and, otherwise, the Company, will have a preferential right to purchase the shares intended for transfer in proportion to its interest in the capital stock.

The shareholder who proposes to transfer (the "Transferor Shareholder") all or any of his shares (the "Placing Shares") shall notify the Board of Directors of the Company in writing, through any means that allows an express proof of receipt, and stating the amount, the characteristics of the Shares to be transferred, the identity of the potential purchaser (specifying, where appropriate, the identity of their partners and the group they belong to) and the terms and conditions of the transfer, including price, term and payment (the "Transfer Agreement"). For the purposes of the provisions of this Article, transactions including non-binding and indicative offers, agreements of intent or letters of intent shall not be considered Transfer Agreements.

The Board of Directors shall have a period of four (4) days from receipt of the Transfer Agreement to serve notice thereof to each and every other shareholder at the address recorded in the Registered Shares Registry Book. Within five (5) days, the shareholders may communicate their decision to exercise their right of first refusal on all or some of the Shares to be transferred, pursuant to the terms set out below. If more than one shareholder exercises their right of first refusal, the shares will be distributed among them in proportion to their interest in the share capital, allocating, where appropriate, the excess of the division to the shareholder in possession of the greater number of shares and, in the event of a tie, by draw.

If after the period of five (5) days none of the shareholders exercised their right of first refusal or if it has not been exercised in relation to all the Placing Shares, the Company may, if necessary, acquire the shares that were not subject to the right of first refusal within a further period of seven (7) days from the termination of the previous term, always pursuant to the applicable treasury regulations. In this case, if it were necessary to convene a Shareholder's General Meeting, the previous term of seven (7) days for the acquisition of shares by the Company should be interrupted by the period elapsing between the due publication of his notification and the date when the Meeting is held. Under no circumstances should the publication of the notices of meetings take longer than six (6) days from the expiry of the period of five (5) days to exercise the shareholders´ right of first refusal. Neither may more than thirty-five days (35) days elapse from the date of publication of the notices convening the General Meeting and the holding thereof.

The price of the Placing Shares, the means of payment and other terms of the transaction will be agreed and communicated to the Company by the Transferor Shareholder; however, in case of discrepancy regarding the price between the Transferor Shareholder and the shareholders wishing to exercise their right of first refusal or the Company or the third party, the amount payable to the Transferor Shareholder for the Placing Shares shall be their fair value on the day the Company was served notice of the Transfer Agreement. If payment of all or part of the price was postponed in the Transfer Agreement, there shall be a prerequisite that a credit institution guarantees payment of the deferred price for the acquisition of the Placing Shares. In cases where the proposed transfer was for consideration other than sale, or free of charge, the purchase price will be agreed upon between the parties and, otherwise, it will be the fair value on the day the Company was served notice of the Transfer Agreement.

For the purposes of this Article, the fair value shall be determined by an auditor, other than the auditor of the Company, who, at the request of any Interested Party shall be appointed for that purpose by the Directors of the Company. Auditor's expenses shall be borne by the Company. The transfer must take place within one (1) month from the communication by the Company of the identity of the purchaser or purchasers.

The Transferor Shareholder may transfer the Placing Shares under the terms reported to the company if, after two (2) months since the Transfer Agreement was notified to the Company, the Company failed to report the identity of the acquirer or acquirers.

c)           Transfer of Shares mortis causa

The same right of first refusal set forth in section b) above shall apply to transfers of shares mortis causa, abiding by, in such a case, the provisions of Article 124 of the Act. In these cases, notice to the Board of Directors may be served either by the heir, the legatee, the administrator of the estate, or the person acting in his capacity, and the calculation of the terms shall begin as of the date of the notice. The fair value to use shall be the fair value of the day on which the registration of the transfer mortis causa was requested.

d)           Forced Transfer

The right of first refusal referred to in paragraph b) above may be used even in cases of foreclosure or enforcement at the request of third parties, or as a result of any judicial or administrative enforcement on shares of the Company or rights attached to such shares, for whatever reason; in all such cases, the provisions of Articles 124 and 125 of the Act shall apply. The calculation of the terms will start upon the service of notice by the highest bidder or selected of the acquisition of the shares to the Board of Directors.

e)           General

The rules governing the transfer of shares will be the one in force on the date on which the Shareholder serves notices to the Company of his intention to transfer or, if applicable, on the date of the shareholder's death, or on the date of the judicial or administrative award.

Transfers of shares that do not conform to the provisions of the Act and the provisions of these Bylaws shall have no effect for the Company.

Article 9.- In case of shares, the shareholder's status resides in the bare owner, but the beneficial owner shall be entitled to dividends declared by the Company during the usufruct. If shares are pledged, the owner thereof shall be entitled to exercise the rights as a shareholder.

CHAPTER III

CORPORATE BODIES

Article 10.- The corporate bodies are the Shareholders General Meeting and the Directors. In matters not covered by these Bylaws, the two bodies shall be ruled by the provisions of Articles 159 et seq of the 15 of the Capital Companies Act.

Article 11.- GENERAL MEETING.
Shareholders gathered at the General Meeting shall decide, by legal majority, in all matters within the jurisdiction of the Meeting.

Article 12.- NOTICE OF GENERAL MEETING.
Unless other unforeseen events (such as, for example, moving the main place of business abroad) require otherwise, the General Meeting shall be assembled by the Directors or liquidators, if appropriate, by individual communication and written notice to all members at the address recorded in the Registered Shares Registry Book, by certified mail, return receipt requested.

Article 13.- ATTENDANCE AND REPRESENTATION.
All shareholders are entitled to attend the General Meeting in person or represented by another person, shareholder or not. The representation shall involve all of the shareholder's shares, it must be in writing and, if not granted in a public document, it must be specifically for each Meeting.

Any shareholder entitled to attend may be represented at the General Meeting by another person, even if such person is not a shareholder. The proxy must be in writing and special for each General Meeting, on such terms as, and to the extent provided by, the Law. In any case, the vote on the proposals included in the Meeting agenda may be delegated or exercised by the shareholders through postal or electronic mail, by videoconference or any other means of remote communication, provided that (a) the identity of the person exercising the right to vote is duly guaranteed and (b) the vote is registered in any type of media. The restrictions on the representation provided for in Articles 184 and 186 of the Act shall not apply when the proxy is the spouse, or an ascendant or descendant, of the represented party, nor when the proxy acts under a general power of attorney granted in a public document with the authority to administer all the assets the represented party owns in the national territory. The representation by proxy is always revocable. Personal attendance to the General Meeting shall have the effect of a revocation.

Article 14.- DIRECTORS.
The General Meeting shall entrust the administration of the Company to a single director, two joint directors, or a Board of Directors.

Section 15.- Directors need not be shareholders to be appointed.

Article 16.- The appointed Board of Directors shall hold office for a maximum period of six years, which must be equal for every Director, without prejudice to their re-election or to the Shareholders General Meeting power to, at any time, sever and/or remove them from their position in accordance with the provisions of the Act and these Bylaws.

If the Governing Body of the Company was a Board of Directors, and if during the term for which they were appointed any vacancy occurs and there is no deputy to cover it, the Board may appoint one or more shareholders, as the case may be, to occupy the vacancies until the following General Meeting is held.

Article 17.- The Governing Body shall manage, administer and represent the Company, having authority, in the broadest sense, to enter into contracts in general, perform all kinds of obligatory or regulatory, administrative or strict ownership acts and transactions with respect to all kinds of goods, excluding only those matters within the competence of other bodies or which are not included within the corporate purpose.

Article 18.- The office of Director shall be unpaid.

Article 19.- BOARD OF DIRECTORS.
The Board of Directors, if any, shall consist of a minimum of three and a maximum of twelve members.

The Board shall be validly constituted when at least half plus one of its members are present or represented by another Director at the meeting. Proxies shall be granted by letter addressed to the Chairman.

Resolutions shall be adopted by an absolute majority of the Directors attending at the meeting, to be convened by the Chairman or the Vice Chairman, if appropriate. Voting in writing without a meeting shall be valid if no Director objects thereto. In case of a tie, the Chairman vote will be taken as the casting vote.

The Board of Directors shall be convened by its Chairman or the Director acting as such. Directors who constitute at least one third of the members of the board may call a meeting, indicating the agenda for the meeting in the place where the registered office, if, upon request to the President, this without good cause had not made the call within one (1) month. Notice shall be sent by letter, telegram, fax or any other written or data communication media. The call shall be personally addressed to each member of the Board of Directors at least twenty-four hours in advance. A Board Meeting without prior notice shall be valid if, being all its members assembled, they unanimously decide to hold a meeting.

CHAPTER IV

SEPARATION AND EXCLUSION OF SHAREHOLDERS

Article 20.- The members shall have the right to abandon the Company and may be excluded from it by resolution of the General Meeting, for the reasons and in the manner provided for in Articles 95 et seq of the Act.

CHAPTER V

DISSOLUTION AND LIQUIDATION

Article 21.- The Company shall be dissolved and liquidated on such grounds and in accordance with the rules laid down in Articles 360 et seq of the Act.

CHAPTER VI

SINGLE MEMBER COMPANY

Article 22.- In case the Company becomes a single member company the provisions of Articles 12 et seq of the Act shall apply, and the Sole Shareholder shall exercise the powers of General Meeting.

If after six month since a Sole Shareholder becomes the owner of all the shares, this circumstance is not registered with the Companies Registry, the Sole Shareholder shall be held personally, unlimitedly, jointly and severally liable for the debts incurred during the single membership period. Having the single membership been registered, the Sole Shareholder shall not be held liable for the debts incurred thereafter.

*  *  *

Exhibit II
Conversion Balance Sheet
ended March 31, 2013

DAMPIERRE HOLDINGS, S.L.

ASSETS	as of March 31 2013
A) NON-CURRENT ASSETS	39,929,566,00
IV. Long-term investments in associate and group companies	39,929,566,00
B) CURRENT ASSETS	1,603,842,37
II. Trade debtors and other accounts receivable	34,970,79
3. Other receivables	34,970,79
VI. Cash and other equivalent liquid assets	1,568,871,58
TOTAL ASSETS (A+B)	41,533,408,37
NET EQUITY AND LIABILITIES
A) SHAREHOLDERS EQUITY	6,164,646,04
A-1) Equity	6,128,272,27
I. Capital	12,000,000,00
II. Issue Premium	4,966,116,90
III. Reserves	766,260,53
V. Profit/loss from previous years	-11,647,795,45
VII. Profit/loss for the year	43,690,29
A-2) Conversion adjustments	36,373,77
B) NON CURRENT LIABILITIES	35,057,025,73
III. Long-term payable to associate and group companies	35,057,025,73
C) CURRENT LIABILITIES	311,736,60
1. Short-term provisions	34,970,80
III. Short-term payable to associate and group companies	227,748,01
IV. Trade debtors and other accounts payable	49,017,79
2. Other creditors	49,017,79
V. Short-term accruals
TOTAL EQUITY AND LIABILITIES (A + B + C)	41,533,408,37

Exhibit III
Revised Bylaws
Dampierre Holdings Spain, S.A.U.

BYLAWS OF
DAMPIERRE HOLDINGS SPAIN, S.A.U.

CHAPTER I

GENERAL PROVISIONS

Article 1.- The Company is called:

DAMPIERRE HOLDINGS SPAIN, S.A.U.

Article 2.- The purpose of the Company shall be:

-	the constitution, participation by itself or indirectly in the management and control of other firms and companies;

-
the acquisition, sale, possession and operation of real estate; vehicles of all types, time and place; machines of all kinds; paintings of all types and periods; sculptures of all types and periods; pottery for any application and use; minerals of all types and value, intellectual works of all kinds, such as literature, science, audiovisual, music, translations, software and photographs; values in general excluding activities that as per special legislation and basically pursuant to the Securities Exchange Act pertain exclusively to other entities;

-	the negotiation and exploitation of patents, trademarks, licenses, know-how and intellectual property rights;

-
the intermediation in trade, business and real estate activities, not reserved by law to certain professional entities; and rendering services incidental to the activity described. These activities may be performed by the Company wholly or partly, indirectly, through the ownership of shares or equity participations in companies with similar or identical purpose.

Article 3.- All those activities for which the law requires special conditions that are not met by this Company are excluded from the corporate purpose. In the event legal provisions require for the exercise of any activities within the corporate purpose any professional qualifications or administrative authorizations, or registration in Public Registries, such activities shall be carried out by individuals who hold such professional qualifications and, if applicable, they shall not be commenced until all administrative requirements are met.

Article 4.-The duration of the Company is indefinite and starts its operations on the day of the execution of the certificate of incorporation.

Article 5.- The closing date of the fiscal year shall be December 31 of each year.

Article 6.- The registered office of the Company is established at Calle Ayala 66, Madrid. By resolution of the Board of Directors the registered office may be moved within the same municipality where it is established, as well as branches, agencies and offices may be established, moved, or closed down as the development of the social activity may require.

Article 7.- The capital stock of the Company is TWELVE MILLION EUROS (€ 12.000.000.-), fully subscribed and paid and is represented by TWO HUNDRED FORTY THOUSAND (240,000) shares of registered ordinary  shares, with a par value of EUR FIFTY (50.- Euros) each, numbered consecutively from 1 to 240.000, inclusive, all them in the same class and series. Shares shall be represented by certificates, which may be single or multiple, and shall contain all the particulars specified as the minimum required by the Capital Companies Act (the "Act").

CHAPTER II

RULES GOVERNING SHARES:

Article 8.- TRANSFER OF SHARES

The provisions of this Article shall apply to all transfers of shares or preferential rights to subscribe shares that, in capital stock increases, correspond to the shareholders in accordance with the provisions of the Act (rights to be exercised within the time set forth therein) and in general, to the transfer of other rights that grant or may grant to the person vested therewith, the right to vote at the Annual General Meeting of the Company. The different scenarios will be referred to generically in the context of this Article as "transfer of shares".

a)           Transfers not subject to restriction

Transfers resulting from acts inter vivos or mortis causa, whether they be for consideration or for free, between shareholders, as well as transfers in favor of the shareholder spouse, ascendants of descendants or in favor of corporations belonging to the same group transferring the shares, as defined in Article 18 of the Law will be free of restrictions.

b)           Transfer of Shares by Acts inter vivos. Right of first refusal

For all transfers of shares made through acts inter vivos both for consideration or for free, that not expressly excluded under the provisions of paragraph a) above, shareholders and, otherwise, the Company, will have a preferential right to purchase the shares intended for transfer in proportion to its interest in the capital stock.

The shareholder who proposes to transfer (the "Transferor Shareholder") all or any of his shares (the "Placing Shares") shall notify the Board of Directors of the Company in writing, through any means that allows an express proof of receipt, and stating the amount, the characteristics of the Shares to be transferred, the identity of the potential purchaser (specifying, where appropriate, the identity of their partners and the group they belong to) and the terms and conditions of the transfer, including price, term and payment (the "Transfer Agreement"). For the purposes of the provisions of this Article, transactions including non-binding and indicative offers, agreements of intent or letters of intent shall not be considered Transfer Agreements.

The Board of Directors shall have a period of four (4) days from receipt of the Transfer Agreement to serve notice thereof to each and every other shareholder at the address recorded in the Registered Shares Registry Book. Within five (5) days, the shareholders may communicate their decision to exercise their right of first refusal on all or some of the Shares to be transferred, pursuant to the terms set out below. If more than one shareholder exercises their right of first refusal, the shares will be distributed among them in proportion to their interest in the share capital, allocating, where appropriate, the excess of the division to the shareholder in possession of the greater number of shares and, in the event of a tie, by draw.

If after the period of five (5) days none of the shareholders exercised their right of first refusal or if it has not been exercised in relation to all the Placing Shares, the Company may, if necessary, acquire the shares that were not subject to the right of first refusal within a further period of seven (7) days from the termination of the previous term, always pursuant to the applicable treasury regulations. In this case, if it were necessary to convene a Shareholder's General Meeting, the previous term of seven (7) days for the acquisition of shares by the Company should be interrupted by the period elapsing between the due publication of his notification and the date when the Meeting is held. Under no circumstances should the publication of the notices of meetings take longer than six (6) days from the expiry of the period of five (5) days to exercise the shareholders´ right of first refusal. Neither may more than thirty-five days (35) days elapse from the date of publication of the notices convening the General Meeting and the holding thereof.

The price of the Placing Shares, the means of payment and other terms of the transaction will be agreed and communicated to the Company by the Transferor Shareholder; however, in case of discrepancy regarding the price between the Transferor Shareholder and the shareholders wishing to exercise their right of first refusal or the Company or the third party, the amount payable to the Transferor Shareholder for the Placing Shares shall be their fair value on the day the Company was served notice of the Transfer Agreement. If payment of all or part of the price was postponed in the Transfer Agreement, there shall be a prerequisite that a credit institution guarantees payment of the deferred price for the acquisition of the Placing Shares. In cases where the proposed transfer was for consideration other than sale, or free of charge, the purchase price will be agreed upon between the parties and, otherwise, it will be the fair value on the day the Company was served notice of the Transfer Agreement.

For the purposes of this Article, the fair value shall be determined by an auditor, other than the auditor of the Company, who, at the request of any Interested Party shall be appointed for that purpose by the Directors of the Company. Auditor's expenses shall be borne by the Company. The transfer must take place within one (1) month from the communication by the Company of the identity of the purchaser or purchasers.

The Transferor Shareholder may transfer the Placing Shares under the terms reported to the company if, after two (2) months since the Transfer Agreement was notified to the Company, the Company failed to report the identity of the acquirer or acquirers.

c)           Transfer of Shares mortis causa

The same right of first refusal set forth in section b) above shall apply to transfers of shares mortis causa, abiding by, in such a case, the provisions of Article 124 of the Act. In these cases, notice to the Board of Directors may be served either by the heir, the legatee, the administrator of the estate, or the person acting in his capacity, and the calculation of the terms shall begin as of the date of the notice. The fair value to use shall be the fair value of the day on which the registration of the transfer mortis causa was requested.

d)           Forced Transfer

The right of first refusal referred to in paragraph b) above may be used even in cases of foreclosure or enforcement at the request of third parties, or as a result of any judicial or administrative enforcement on shares of the Company or rights attached to such shares, for whatever reason; in all such cases, the provisions of Articles 124 and 125 of the Act shall apply. The calculation of the terms will start upon the service of notice by the highest bidder or selected of the acquisition of the shares to the Board of Directors.

e)           General

The rules governing the transfer of shares will be the one in force on the date on which the Shareholder serves notices to the Company of his intention to transfer or, if applicable, on the date of the shareholder's death, or on the date of the judicial or administrative award.

Transfers of shares that do not conform to the provisions of the Act and the provisions of these Bylaws shall have no effect for the Company.

Article 9.- In case of usufruct of shares, the shareholder's status resides in the bare owner, but the beneficial owner shall be entitled to dividends declared by the Company during the usufruct. If shares are pledged, the owner thereof shall be entitled to exercise the rights as a shareholder.

CHAPTER III

CORPORATE BODIES

Article 10.- The corporate bodies are the Shareholders General Meeting and the Directors. In matters not covered by these Bylaws, the two bodies shall be ruled by the provisions of Articles 159 et seq of the Act

Article 11.- GENERAL MEETING.
Shareholders gathered at the General Meeting shall decide, by legal majority, in all matters within the jurisdiction of the Meeting.

Article 12.- NOTICE OF GENERAL MEETING.
Unless other unforeseen events (such as, for example, moving the main place of business abroad) require otherwise, the General Meeting shall be assembled by the Directors or liquidators, if appropriate, by individual communication and written notice to all members at the address recorded in the Registered Shares Registry Book, by certified mail, return receipt requested.

Article 13.- ATTENDANCE AND REPRESENTATION.
All shareholders are entitled to attend the General Meeting in person or represented by another person, shareholder or not. The representation shall involve all of the shareholder's shares, it must be in writing and, if not granted in a public document, it must be specific for each Meeting.

Any shareholder entitled to attend may be represented at the General Meeting by another person, even if such person is not a shareholder. The proxy must be in writing and special for each General Meeting, on such terms as, and to the extent provided by, the Law. In any case, the vote on the proposals included in the Meeting agenda may be delegated or exercised by the shareholders through postal or electronic mail, by videoconference or any other means of remote communication, provided that (a) the identity of the person exercising the right to vote is duly guaranteed and (b) the vote is registered in any type of media. The restrictions on the representation provided for in Articles 184 and 186 of the Act shall not apply when the proxy is the spouse, or an ascendant or descendant, of the represented party, nor when the proxy acts under a general power of attorney granted in a public document with the authority to administer all the assets the represented party owns in the national territory. The representation by proxy is always revocable. Personal attendance to the General Meeting shall have the effect of a revocation.

Article 14.- DIRECTORS.
The General Meeting shall entrust the administration. of the Company to a single director, two joint directors, or a Board of Directors.

Section 15.- Directors need not be shareholders to be appointed.

Article 16.- The appointed Board of Directors shall hold office for a maximum period of six years, which must be equal for every Director, without prejudice to their re-election or to the Shareholders General Meeting power to, at any time, sever and/or remove them from their position in accordance with the provisions of the Act and these Bylaws.

If the Governing Body of the Company was a Board of Directors, and if during the term for which they were appointed any vacancy occurs and there is no deputy to cover it, the Board may appoint one or more shareholders, as the case may be, to occupy the vacancies until the following General Meeting is held.

Article 17.- The Governing Body shall manage, administer and represent the Company, having authority, in the broadest sense, to enter into contracts in general, perform all kinds of obligatory or regulatory, administrative or strict ownership acts and transactions with respect to all kinds of goods, excluding only those matters within the competence of other bodies or which are not included within the corporate purpose.

Article 18.- The office of Director shall be unpaid.

Article 20.- BOARD OF DIRECTORS.
The Board of Directors, if any, shall consist of a minimum of three and a maximum of twelve members.

The Board shall be validly constituted when at least half plus one of its members are present or represented by another Director at the meeting. Proxies shall be granted by letter addressed to the Chairman.

Resolutions shall be adopted by an absolute majority of the Directors attending at the meeting, to be convened by the Chairman or the Vice Chairman, if appropriate. Voting in writing without a meeting shall be valid if no Director objects thereto. In case of a tie, the Chairman vote will be taken as the casting vote.

The Board of Directors shall be convened by its Chairman or the Director acting as such. Directors who constitute at least one third of the members of the board may call a meeting, indicating the agenda for the meeting in the place where the registered office, if, upon request to the President, this without good cause had not made the call within one (1) month. Notice shall be sent by letter, telegram, fax or any other written or data communication media. The call shall be personally addressed to each member of the Board of Directors at least twenty-four hours in advance. A Board Meeting without prior notice shall be valid if, being all its members assembled, they unanimously decide to hold a meeting.

CHAPTER IV

SEPARATION AND EXCLUSION OF SHAREHOLDERS

Article 20.- The members shall have the right to abandon the Company and may be excluded from it by resolution of the General Meeting, for the reasons and in the manner provided for in Articles 346 et seq. of the Act.

CHAPTER V

DISSOLUTION AND LIQUIDATION

Article 22.- The Company shall be dissolved and liquidated on such grounds and in accordance with the rules laid down in Articles 360 et seq of the Law.

CHAPTER VI

SINGLE MEMBER COMPANY

Article 22.- In case the Company becomes a single member company the provisions of Articles 12 et seq of the Act shall apply, and the Sole Shareholder shall exercise the powers of General Meeting.

If after six (6) months since a Sole Shareholder becomes the owner of all the shares, this circumstance is not registered with the Companies Registry, the Sole Shareholder shall be held personally, unlimitedly, jointly and severally liable for the debts incurred during the single membership period. Having the single membership been registered, the Sole Shareholder shall not be held liable for the debts incurred thereafter.

IN WITNESS WHEREOF and to all legal purposes, I sign this certification with the approval of the Chairman, on July 29, 2013.

CHAIRMAN'S APPROVAL	NON DIRECTOR VICE SECRETARY

[SIGNED]	[SIGNED]
Mr. Leonard James Hoskinson	Guillermo Rocafort Pérez

DAMPIERRE HOLDINGS SPAIN, S.L.U.

Report of Independent Expert on
the Conversion from Limited Liability Company
into Stock Corporation

Harwath Auditores España, S.L.
Miembro de Crowe Horwath International
Plaza Carlos Trías Bertrán,
4 Planta 1a, oficina 2 28020 Madrid (España)
Telephone: +34 91 451 70 30
Fax: +34 91 399 06 41
www.crowehorwath.es

To the Members of the Company DAMPIERRE HOLDINGS SPAIN, S.L.U., commissioned by the Companies Registry.

For the purposes of Articles 221 and 340 of the Companies Registry Regulations and Article 18.3 of the Companies Structural Modifications Act (Act 3/2009), we issue this report as an independent expert for the purposes of the conversion of the Limited Liability Company, DAMPIERRE HOLDINGS SPAIN, S.L.U., into a Stock Corporation.

The Company DAMPIERRE HOLDINGS SPAIN, S.L.U. is pending proceeding to its conversion into a Stock Corporation, having requested the Companies Registry of Madrid the appointment of an independent expert for the determination of the non-cash equity.

On June 26, 2013, Mr. José María Rodríguez Barrocal, Companies Registrar No. XVI of Madrid and its Province, appoints "Horwath Auditores España, S.L.P." as an independent expert for preparing this report on non-cash equity, such appointment having been accepted the same day.

1.           SCOPE OF PROFESSIONAL PERFORMANCE

The scope of our professional practice is limited to the provisions of Article 190 of the Companies Registry Regulations and the said Articles above, as a professional responsible for preparing the Report stipulated in the event of the conversion of a Limited Liability Company into a Stock Corporation.

To check the equity that is subsumed into the converted company, the balance sheet of the Limited Liability Company closed to March 31, 2013, has been taken into account to determine the non-cash equity subsumed, corresponding to equity value minus cash.

The procedure for calculating the net asset value has been to verify the reasonableness of the items comprising the balance sheet prepared by the Board of Directors of the Company. The total amount of the asset accounts minus current liabilities provides us the net asset value of the Company.

Harwath Auditores España, S.L. Companies Registry Madrid, Volume 1 9695, Book 0, Folio 59, Section B, Page M-346497. C.I.F. 8-8xxxxx Member of the Federation of Accountants and Auditors (REA, Registro de Economistas Auditores). Member number S1620 in the Official Register of Account Auditors (ROAC, Registro Oficial de Auditores de Cuenta)

2.           WORK PROCEDURES

The work consisted in analyzing the balance sheet of the Company closed as of March 31, 2013 that has been presented, in order to establish the adequate reasonableness of the net asset value and thus to proceed to verify the non-cash equity of the Company.

Based on this, our work has resulted in the following:

•	Verification of the assessment criteria used by the Company to make its balance sheet as of March 31, 2013.

•	Checking that the values that make up the balance sheet correspond to the net asset value that emerges from the accounts of the Company as of March 31, 2013.

We carried out mainly the following procedures:

•	Confirmation letters with third parties including legal and tax advisors.

•	Obtaining financial information, unaudited, as of March 31, 2013 of the Investees. Verification of the assessment and, where appropriate, of any impairment of investments in Group Companies.

•	Confirmation and reconciliation of balances between the Group Companies and related parties.

•	Verification of the composition and evolution of the corporate equity with appropriate supporting documentation, such as deeds and minutes.

•	Review of loan and credit agreements with Group Companies and other related parties, verifying that they are properly registered and valued in the balance sheet as of March 31, 2013.

•	Review of Shareholders and Board of Directors Meetings minutes of Board and Council members as of the date of this report.

3.           DETERMINATION OF THE NON-CASH EQUITY

In order to comply with the provisions of Article 18.3 of the Companies Structural Modifications Act (Act 3/2009), we performed the above procedures on the balance sheet attached in Exhibit 1 of this report.

4.           SUBSEQUENT EVENTS

We are not aware of the existence of ANY significant events that have occurred subsequent to March 31, 2013, which may substantially alter the contents of this report.

5.           CONCLUSIONS

Based on the work done and taking into account what was stated in our report, we conclude that the non-cash equity of DAMPIERRE HOLDINGS SPAIN, S.L.U., is what emerges from the balance sheet of the Company as of March 31, 2013, prepared by the directors of the Company and presented in EXHIBIT 1 of this report.

This special report has been prepared only for the eventual conversion of DAMPIERRE HOLDINGS SPAIN, S.L.U. into a Stock Corporation, upon request of the Companies Registry of Madrid, and it should not be used for any other purpose.

Madrid, July 25, 2013
HORWATH AUDITORES ESPAÑA, S.L.P.

[SIGNED]
José María Gradilla Bastos
Shareholder

Exhibit 1

Balance Sheet as of March 31, 2013

DAMPIERRE HOLDINGS, S.L.

ASSETS	as of March 31 2013
A) NON-CURRENT ASSETS	39,929,566.00
IV. Long-term investments in associate and group companies	39,929,566.00
B) CURRENT ASSETS	1,603,842.37
II. Trade debtors and other accounts receivable	34,970.79
3. Other receivables	34,970.79
VI. Cash and other equivalent liquid assets	1,508,871.58
TOTAL ASSETS (A+B)	41,533,408.37
NET EQUITY AND LIABILITIES
A) SHAREHOLDERS EQUITY	6,164,646.04
A-1) Equity	6,128,272.27
I. Capital	12,000,000.00
II. Issue premium	4,966,116.90
III. Reserves	766,260.53
V. Profit/loss from previous years	-11,647,795.45
VII. Profit/loss for the year	43,690.29
A-2) Adjustments for changes in value	36,373.77
B) NON CURRENT LIABILITIES	35,057,025.73
III. Long-term payable to associate and group companies	35,057,025.73
C) CURRENT LIABILITIES	311,736.60
1. Short-term provisions	34,970.80
III. Short-term payable to associate and group companies	227,748.01
IV. Trade debtors and other accounts payable	49,017.79
2. Other creditors	49,017.79
V. Short-term accruals
TOTAL EQUITY AND LIABILITIES (A + B + C)	41,533,408.37

.../..

LITERAL COPY of the original appearing in my current record of public instruments, on which I have made an annotation of this copy. And for the Company "DAMPIERRE HOLDINGS SPAIN, S.A.U.", I issued this copy in twenty six pages of paper exclusive for notarial instruments, B0- series, numbers 1 952 137 and the following twenty five in sequence, which I sign, mark and seal, in Madrid, the same day of issue. I DO HEREBY CERTIFY.

DOCUMENT SUBMITTED 2013 / 08 / 109.207,0

BOOK OF ENTRIES 2422 / ENTRY 862

COMPANIES REGISTRY OF MADRID

I, the undersigned COMPANIES REGISTRAR, upon review and rating of the previous document as compliant with Articles 18 of the Commercial Code and 6 of the Companies Registry Regulations, and once in compliance with Article 15.2 of the same Regulations, have decided not to proceed with the registration requested after having observed the following defects, which prevent the operations:

Entity: DAMPIERRE HOLDINGS SPAIN SL

ARTICLE 2  .- AS RESTATED, THE AMENDMENT OF ITS PURPOSE AND OF ARTICLE 2 WITH EXPRESS DEROGATION OF ITS PRIOR TEXT MADE BY THE SOLE SHAREHOLDER ON DECEMBER 30, 2003, WHICH AGREEMENTS CAUSED THE 2nd REGISTRATION, HAS NOT BEEN TAKEN INTO ACCOUNT.-

IT HAS EXPRESSLY BEEN OBSERVED THAT IN THIS CASE, PARTIAL REGISTRATION WOULD BE ENTERED AS FOR THE TERM "JOINT AND SEVERAL" IN ARTICLE 14 OF THE BYLAWS, BECAUSE THE MINIMUM AND MAXIMUM NUMBER OF PARTNERS HAS NOT BEEN DETERMINED. ARTICLE 23.e) LSC AND RESOLUTION DATED MARCH 23, 2011.

Notwithstanding the right to amend the above defects and to obtain the registration of the document, in relation to this rating, the applicant may: A) Urge the application of the frame of substitutions, according to Articles  18 of the Code of Commerce, 275 bis of the Mortgage Act, and Royal Decree 1039/2003, within fifteen days from the date of notification, or without prejudice to the foregoing; B) Appeal directly before the Commercial Court of this capital city, by means of a claim to be filed within two months as from the notification of this qualification, being subject to the regulations of the oral proceedings as provided in Articles  324 and 328 of the Mortgage Act or C) to file an appeal in this Companies Registry for the General Directorate of Records and Notaries within one month from the date of notification under the terms of Articles 324 et. seq of the Mortgage Act.

MADRID, August 23, 2013
THE REGISTRAR

PROCEEDING.- I, Francisco Javier Piera Rodríguez I hereby certify that in the original deed of which this is copy, the following instrument is entered:

AMENDMENT DOCUMENT: I, the attesting notary hereto, issue this document to certify that on this second day of September of two thousand thirteen, it appears in person in my office MS.BELÉN GARRIGUES CALDERÓN, of age, married, with ID number 02541429-K and with business address at Calle Ayala 66; who intervenes on behalf of the business company called "DAMPIERRE HOLDINGS SPAIN, S.A.", a single member company, with tax identification number C.I.F. B83643551, based in Madrid, Calle Ayala 66; incorporated for an indefinite period through notarial instrument authorized by the Notary of Madrid Mr. Pablo Durán  de la Colina on May 6, 2003, with Notary record number 1502 and registered in the Companies Registry of Madrid in Volume 18910, Book 0, Folio 54, Section 8, Page M-333.037, Registration 1, and moved its address to its current residence by instrument authorized by me, the undersigning Notary, on October 31, 2007, with Notary record number 1957, which caused the Registration 5 on the sheet opened in the name of the Company in the Companies Registry. And executed its conversion into a Stock Corporation In consideration of the premises contained herein.

Her powers for this act arise from:

a)      Her re-election for six years as Director of the Company, agreed on July 29, 2013 by the sole shareholder and notarized through instrument supplement by this document.

b)      The Sole Shareholder's decision made on the same day July 29, 2013 and also contained in the minutes of the same date, transcribed in the certification incorporated into this same instrument. Also in virtue of the Sole Shareholder's decision transcribed in section seventh of the certification "All the members of the Board of Directors of the Company, ... so that any of them, indistinctly, in the name and on behalf of the Company, can: ... appear before a notary of their choice in order to ... clarify or rectify any of the contents specified herein; ... grant complementary, clarification or correction documents and instruments, that might be necessary to obtain the registration of the foregoing agreements with the Companies Registry".

She has, in my opinion, as he appears before me, the capacity, legitimate interest and sufficient powers for this AMENDMENT DOCUMENT, and for that purpose,

SHE HEREBY STATES AND EXECUTES:

I.- That on August 8, 2013 under Notary record number 2900 decisions made on July 29, 2013 by the sole member of the company "DAMPIERRE HOLDINGS SPAIN, S.L.", concerning the conversion of the company into a stock corporation, were executed.

II.- That the decisions certification incorporated therein contains – both in Exhibit I and Exhibit III – the revised Bylaws submitted as one text, as they are to remain in the future.

III.- That when drafting the instrument there was a  material error in entering in the Article related to the CORPORATE PURPOSE the primitive version given to this matter in the certificate of incorporation, and not the latest version in force that comes from the decisions made on December 26, 2003 notarized through instrument executed by the Notary of Madrid Mr. Pablo Durán de la Colina on December 30, 20023, with Notary record number 4401, which caused the 2nd registration in the Companies Registry.

IV.- That, as a result, having been filed a copy of this instrument in the Companies Registry, it did not qualify as the amendment of the purpose ... made by the sole shareholder on December 30, 2003, ... has not been considered".

V.- That in virtue of the foregoing, the wording of Article 2  of the Bylaws shall read as follows:

Article 2.- The purpose of the Company shall be:

(a)           buying, subscribing, exchanging, and selling of all kinds of securities, domestic and foreign, regardless of the legal form of the issuer, on their own and without intermediation. This is with the exception of the activities expressly reserved by the Collective Investment Undertakings Act and by the Securities Market Act for the securities trading agencies and/or companies and for the Stock Exchange.

(b)           Managing investments and interests in subsidiaries and affiliates, as well as the exercise of management functions, membership of the Board, assistance, consultancy, management and other services of a similar nature to the business of the Company, including the granting of loans to its subsidiaries as well as the provision of guarantees for these companies. In particular, and in relation to what is stated in paragraph (a), the Company's purpose is also the management and administration of securities representing the equity of entities not resident in Spanish territory. This activity will be carried out through the organization of material and human resources adequate to adopt decisions with regard to the proper administration of the shares".

VI.- It is, therefore, amended this instrument in the sense referred to, having to transcribe this amendment document in the copy issued and, if filed for this regards, in any future copy.
Madrid, on this second day of September of two thousand and thirteen.

I DO HEREBY CERTIFY.

Furthermore, it is noted that this Amendment Document is attached following the mentioned copy on a sheet of paper exclusive for notarial instruments, number BN8618445, a copy of which is issued in twenty seven pages of paper exclusive for notarial instruments, numbers B01952135, and the following twenty five in sequence and this one, preceded by the review and rating of the Companies Registry of Madrid. I DO HEREBY CERTIFY.

[SIGNED]

COMPANIES REGISTRY OF MADRID

I, the undersigned COMMERCIAL REGISTRAR, upon review and rating of the previous document as compliant with Articles 18 of the Commercial Code and 6 of the Companies Registry Regulations, and once in compliance with Article 15 of the same Regulations, have decided to proceed with the registration of the company in:

Volume: 19070, Folio: 60, Section: 8, Page: M-330037
Registration: 8

DOCUMENT SUBMITTED 2013/ BOOK OF ENTRIES 2422/ ENTRY 862

Entity: DAMPIERRE HOLDINGS SPAIN SA

OBSERVATIONS AND EFFECTS

THE REGISTRATION HAS BEEN ENTERED WITH THE EXCEPTION OF THE TERM "JOINT AND SEVERAL" IN ARTICLE 14 OF THE BYLAWS, BECAUSE THE MINIMUM AND MAXIMUM NUMBER OF PARTNERS HAS NOT BEEN DETERMINED. ARTICLE 23.e) LSC AND RESOLUTION DATED MARCH 23, 2011.

It is noted the omission of the appointed person(s) referred to in the registration in this Registry by virtue of this document, in the record of Bankruptcy Resolutions pursuant to the provisions of Article 61 bis of the Companies Registry Regulations.

Notwithstanding the right to amend the above defects and to obtain the registration of the document, the applicant may:

A)    Urge the application of the frame of substitutions, according to Articles  18 of the Code of Commerce, 275 bis of the Mortgage Act, and Royal Decree 1039/2003, within fifteen days from the date of notification, or without prejudice to the foregoing,

B)    Appeal directly before the Commercial Court of this capital city, by means of a claim to be filed within two months as from the notification of this qualification, being subject to the regulations of the oral proceedings as provided in articles  324 and 328 of the Mortgage Act or

C)    Alternatively, make an appeal before this Companies Registry for the General Management of the records and the Notaries, within a month from the date of notification according to the provisions of Articles 324, and subsequent ones, of the Mortgage Act.

Madrid, September 4, 2013

THE REGISTRAR,

Pursuant to Articles 333 RH and 80 RRM, WITNESSETH, that according to results from the Registry computer files (Articles 12 and 79 RRM), the entity registration page is not subject to registration closing, neither does it indicate extended entry of bankruptcy statement, voluntary or necessary, or of dissolution.

For the purposes of the Organic Act 15/1999, of December 13, on the Protection of Personal Data, it is noted that the data expressed in the registrable instrument and that of the person submitting it, have been incorporated in the books of this Registry and in the computer files based on such books, of which the responsible person is the Registrar. As far as is compatible with specific legislation of the Companies Registry, stakeholders recognized the rights established in the cited Act, may exercise them by writing to the address listed in the header of the attached invoice.